Ira S. Viener

CERTIFIED PUBLIC ACCOUNTANT

1275 Fifteenth Street, Suite 12J

Fort Lee, New Jersey 07024

Tel 917.647.2947

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

April 7, 2017

TO THE BOARD OF DIRECTORS

Punch TV Studios, Inc.

I consent to the use in this Annual Report on Form 1-K of Punch Studios, Inc. of my report dated April 4, 2017, relating to my audits of the financial statements, which is part of this Annual Report on Form 1-K, and to the reference to me and my firm under the captions “Experts” and “Selection Financial and Other Data” in such Annual Report on Form 1-K.

Signature,

/s/ Ira S. Viener

Ira S. Viener

April 7, 2017